UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 12, 2018

ION Geophysical Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 100
Houston, Texas 77042-2855
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to that certain Investor Rights Agreement by and between BGP Inc., China National Petroleum Corporation (“BGP”) and ION Geophysical Corporation dated March 25, 2010 (the “Investor Rights Agreement”), BGP is entitled to appoint one nominee to the Board of Directors of ION Geophysical Corporation (the “Board”), and to appoint replacements of such director from time to time.

In accordance with the Investor Rights Agreement, BGP appointed Mr. Zheng HuaSheng to the Board, effective as of April 13, 2018, to replace its prior Board appointee, Mr. Hao Huimin. Mr. Hao’s service on the Board ended on April 12, 2018, immediately prior to Mr. Zheng’s appointment taking effect.

The Board unanimously approved Mr. Zheng’s appointment to the Board.

Mr. Zheng, age 51, has been employed by China National Petroleum Corporation (“CNPC”), China's largest oil company, and its affiliates in various positions of increasing responsibility since 1994. Since 2018, he has been Executive Vice President of BGP. BGP is a subsidiary of CNPC and is the world's largest land seismic contractor. From 1994 to 1997, Mr. Zheng was Legal Representative & Financial Supervisor, Ecuador Branch. From 1997 to 1998, he was Representative of the Sudan Office of BGP International. From 1998 to 1999, Mr. Zheng was Manager of Strategy & Planning Department, BGP International. From 1999 to 2003, Mr. Zheng was Vice President of BGP International. From 2005 to 2009, Mr. Zheng was President of BGP International and Assistant President of BGP. From 2010 to 2018, Mr. Zheng was Vice President of BGP. He holds a Masters of Business Administration degree from the University of Calgary, Haskayne School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2018

ION GEOPHYSICAL CORPORATION

By:	/s/ MATTHEW POWERS
Matthew Powers
Executive Vice President, General Counsel and Corporate Secretary